Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-184650) of Ecolab Inc. of our report dated June 25, 2014, appearing in this annual report on Form 11-K of the Ecolab Savings Plan and ESOP for Traditional Benefit Employees as of and for the year ended December 31, 2013.

/s/McGladrey LLP

Minneapolis, Minnesota
June 25, 2014